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          Report on Management's Assertion on Compliance with Specified
                           Minimum Servicing Standards


                        Report of Independent Accountants

Board of Directors and Shareholders
WFS Financial Inc

We have examined management's assertion, included in the accompanying report titled Report of Management, that WFS Financial Inc (the "Company") complied with the specified minimum servicing standards identified in Exhibit A (the "specified minimum servicing standards") to the Report of Management as of and for the year ended December 31, 2003. Management is responsible for the Company's compliance with the specified minimum servicing standards. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the specified minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the specified minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned specified minimum servicing standards during the year ended December 31, 2003 is fairly stated, in all material respects.

                                            s/ ERNST & YOUNG, LLP

Los Angeles, California
March 29, 2004
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           Management's Assertion on Compliance with Specified Minimum
                               Servicing Standards

                              Report of Management

We, as members of management of WFS Financial Inc ("WFS"), are responsible for complying with the specified minimum servicing standards set forth in Exhibit A. We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of WFS's compliance with the specified minimum servicing standards set forth in Exhibit A as of December 31, 2003 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2003, WFS complied, in all material respects, with the specified minimum servicing standards set forth in Exhibit A.

As of December 31, 2003 and for the year then ended, WFS had in effect a fidelity bond in the amount of $15,000,000 and an errors and omissions policy in the amount of $15,000,000.


                                        /s/ THOMAS WOLFE
                                        ----------------------------------------
                                        Thomas Wolfe
                                        President and Chief Executive Officer


                                        /s/ LEE A. WHATCOTT
                                        ----------------------------------------
                                        Lee A. Whatcott
                                        Senior Executive Vice President,
                                        Chief Financial Officer and Chief
                                        Operating Officer


                                        /s/ MARK K. OLSON
                                        ----------------------------------------
                                        Mark K. Olson
                                        Senior Vice President and Controller

March 29, 2004


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                                                                       EXHIBIT A

                      SPECIFIED MINIMUM SERVICING STANDARDS

I.     CONTRACT PRINCIPAL, INTEREST AND AMORTIZATION

       1. Reconciliations shall be prepared on a monthly basis for all servicer bank accounts and related bank clearing accounts. These reconciliations shall:

              a.     be mathematically accurate;

              b. be prepared within forty-five (45) calendar days after the cutoff date;

              c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

              d. document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

       2. Funds of the servicing entity shall be advanced in accordance with the Pooling and Servicing Agreements.

       3. Each servicer account shall be maintained at a federally insured depository institution in trust for the applicable investor.

II.    CONTRACT PAYMENTS

       1. Contract payments shall be deposited into the servicer's bank accounts within two (2) business days of receipt.

       2. Contract payments made in accordance with the lender's loan documents shall be posted to the applicable borrower records within two (2) business days.

       3. Contract payments shall be allocated to principal, interest, insurance, taxes and other items in accordance with the lender's loan documents.

       4. Contract payments identified as loan payoffs shall be allocated in accordance with the lender's loan documents.

III.   DISBURSEMENTS

       1. Disbursements made via wire on behalf of a borrower or investor shall be made only by authorized personnel.


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                                                                       EXHIBIT A

                SPECIFIED MINIMUM SERVICING STANDARDS (CONTINUED)


       2. Disbursements made on behalf of a borrower or investor shall be posted within the Contract Period, as defined, to the borrower's or investor's records maintained by the servicing entity.

       3. Amounts remitted to investors per the servicer's investor reports shall agree with the cancelled checks, or other form of payment, or bank statement.

       4. Unissued checks shall be safeguarded so as to prevent unauthorized access.

IV.    INVESTOR ACCOUNTING AND REPORTING

       1. The servicing entity's shall agree with, or reconcile to, investor's records on a monthly basis as to the total unpaid principal and number of loans serviced by the servicing entity.

V.     CONTRACT ACCOUNTING

       1. The servicing entity's Contract records shall agree with, or reconcile to, the records of borrowers with respect to the unpaid principal balance on a monthly basis.

VI.    DELINQUENCIES

       1. Records documenting collection efforts shall be maintained during the period the Contract is in default and shall be undated at least monthly. Such records shall describe the entity's activities in monitoring delinquent Contracts including, for example, phone calls, letters and Contract payment rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment).

VII.   INSURANCE POLICIES

       1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in an amount of coverage represented to investors in management's assertion.


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                                                                       EXHIBIT A

                SPECIFIED MINIMUM SERVICING STANDARDS (CONTINUED)


VIII.  TRUSTS

       1. Contracts included in the following trusts were serviced by WFS Financial Inc as of and for the year ended December 31, 2003:

                      WFS Financial 1998-B Owners Trust
                      WFS Financial 1998-C Owners Trust
                      WFS Financial 1999-A Owners Trust
                      WFS Financial 1999-B Owners Trust
                      WFS Financial 1999-C Owners Trust
                      WFS Financial 2000-A Owners Trust
                      WFS Financial 2000-B Owners Trust
                      WFS Financial 2000-C Owners Trust
                      WFS Financial 2000-D Owners Trust
                      WFS Financial 2001-A Owners Trust
                      WFS Financial 2001-B Owners Trust
                      WFS Financial 2001-C Owners Trust
                      WFS Financial 2002-1 Owners Trust
                      WFS Financial 2002-2 Owners Trust
                      WFS Financial 2002-3 Owners Trust
                      WFS Financial 2002-4 Owners Trust
                      WFS Financial 2003-1 Owners Trust
                      WFS Financial 2003-2 Owners Trust
                      WFS Financial 2003-3 Owners Trust
                      WFS Financial 2003-4 Owners Trust